SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

July 20, 2004

(Date of earliest event reported)

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20928	76-0274813
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 623-0801

(Registrant’s telephone number, including area code)

Item 5. Other Events

On July 15, 2004, VAALCO Energy, Inc. (“VAALCO”) issued a press release announcing its approval for listing on the American Stock Exchange in a press release attached hereto as Exhibit 99.1. As of July 15, 2004, VAALCO had 30,627,121 shares of VAALCO common stock issued and outstanding. As of such date, there were issued and outstanding 6,667 shares of VAALCO preferred stock which are convertible into 18,333,334 shares of VAALCO common stock.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Title of Document
99.1	Press Release Issued July 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

July 20, 2004	By:	/s/ W. Russell Scheirman
W. Russell Scheirman
President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
99.1	Press Release Issued July 15, 2004